SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2003

MEDWAVE, INC.
(Exact name of registrant as specified in charter)

Minnesota	0-28010	41-1493458
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4382 Round Lake Road West, Arden Hills, Minnesota  55112
(Address of principal executive offices)  (Zip code)

(651) 639-1227
(Registrant’s telephone number, including area code)

Item 4.  Changes in Registrants Certifying Public Accountant.

On May 14, 2003, the Audit Committee of the Board of Directors of Medwave, Inc. (the “Company”) dismissed Ernst & Young, LLP (“Ernst & Young”) as the Company’s independent public accountants.  The reports issued by Ernst & Young on the Company’s financial statements for each of the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  During the Company’s two most recent fiscal years and through the date hereof, there were no disagreements with Ernst & Young on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested that Ernst & Young provide a letter to the Securities and Exchange Commission stating whether it agrees with the foregoing disclosures.  The Company has requested that Ernst & Young’s response be received so that it may be filed within 10 business days of the date hereof.

On May 14, 2003, the Company engaged BDO Seidman LLP to serve as the Company’s independent public accountants for the fiscal year ended April 30, 2003.  During the fiscal years ended April 30, 2003 and 2002, and through the date hereof, the Company did not consult BDO Seidman with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDWAVE, INC.

Date: May 21, 2003	/s/ Timothy J. O’Malley
Timothy J. O’Malley
Chief Executive Officer and President